UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Braemar Hotels and Resorts Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Capital LLC
Blackwells Onshore I LLC
Jason Aintabi
Michael Cricenti
Jennifer M. Hill
Betsy L. McCoy
Steven J. Pully
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 7, 2024, Blackwells Capital LLC (“Blackwells”) issued a press release, a copy of which is attached hereto as Exhibit 1. A copy of the press release is available on Blackwells’ website, www.NoMoreMonty.com.

From time to time, Blackwells and/or the other participants in its solicitation may make certain posts and/or reposts regarding the campaign to their respective social media pages, including each of their X (formerly known as Twitter) pages, Instagram pages and/or YouTube pages. A copy of the posts are attached hereto as Exhibit 2.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Braemar Hotels & Resorts Inc. (the “Corporation”) for the Corporation’s 2024 annual meeting of stockholders. On April 3, 2024, the Participants filed with the Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the stockholders of the Corporation.

ALL STOCKHOLDERS OF THE CORPORATION ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE CORPORATION, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 1

Blackwells Comments on Braemar’s Too Little Too Late Shareholder Value Creation “Plan”

Urges Shareholder to Scrutinize the Board’s Craven Efforts after Destroying nearly all Braemar’s Value

Demands the Board Immediately Disclose the Hilton La Jolla Torrey Pines Sale Agreement and all Benefits that Flow to Monty Bennett

Invites Shareholders to Visit www.NoMoreMonty.com For More Information

NEW YORK, May 07, 2024 (GLOBE NEWSWIRE) -- Blackwells Capital LLC (“Blackwells”), a shareholder of Braemar Hotels & Resorts Inc. (“Braemar” or the “Company”) (NYSE: BHR), today commented on the recent disclosure that the Company has announced a shareholder value creation plan and entered into a definitive agreement to sell the iconic Hilton La Jolla Torrey Pines.

Jason Aintabi, Chief Investment Officer of Blackwells, said:

“The Board of Braemar suddenly claims to have a plan to create shareholder value, after having presided over one of the worst destructions of value of an American REIT in history. Meanwhile, Monty Bennett, his father Archibald, and Braemar’s advisor, Ashford LLC have been paid hundreds of millions of dollars under their Advisory Agreement. Time and again, this Board has proven that they are either incapable or unwilling to act in the best interests of its true owners, the shareholders.

“We demand that the Board halt the sale of the Hilton La Jolla Torrey Pines until all aspects of the transaction are disclosed to shareholders, including any benefits to Monty Bennett and his affiliates. We further demand that the Board sell no additional assets until shareholders have had an opportunity to vote on a full and fair director election at the 2024 annual meeting.”

“As this Board knows, we believe Monty Bennett’s shady Advisory Agreement may be terminable for cause, and that certain members of the board may face personal liability for enabling Monty’s behavior. Selling an asset at fire sale pricing, and announcing a buyback of a stock that has cratered under the jackboot of self-dealing, further confirms our view that urgent change is needed. Shareholders will have the opportunity to bring that change by supporting Blackwells’ director candidates at the upcoming annual meeting.”

Blackwells has nominated four highly qualified directors – Jennifer M. Hill, Betsy L. McCoy, Steven J. Pully and Michael Cricenti – for election to the Board of Braemar at the Company’s 2024 annual meeting of shareholders to be held on July 30, 2024.

About Blackwells Capital

Blackwells Capital was founded in 2016 by Jason Aintabi, its Chief Investment Officer. Since that time, it has made investments in public securities, engaging with management and boards, both publicly and privately, to help unlock value for stakeholders, including shareholders, employees and communities. Throughout their careers, Blackwells’ principals have invested globally on behalf of leading public and private equity firms and have held operating roles and served on the boards of media, energy, technology, insurance and real estate enterprises. For more information, please visit www.blackwellscap.com.

Contacts

Shareholders

MacKenzie Partners, Inc.
Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

Media

Gagnier Communications

Dan Gagnier & Riyaz Lalani

646-569-5897

blackwells@gagnierfc.com

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, Jason Aintabi, Michael Cricenti, Jennifer M. Hill, Betsy L. McCoy and Steven J. Pully (collectively, the “Participants”) are participants in the solicitation of proxies from the shareholders of the Corporation for the 2024 Annual Meeting. On April 3, 2024, the Participants filed with the SEC their definitive proxy statement and accompanying WHITE proxy card in connection with their solicitation of proxies from the shareholders of the Corporation.

All SHAREHOLDERS of the Corporation are advised to read the definitive proxy statement, the accompanying WHITE UNIVERSAL proxy card and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants and their direct or indirect interests in the Corporation, by security holdings or otherwise.

The definitive proxy statement and an accompanying WHITE universal proxy card will be furnished to some or all of the Corporation’s shareholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

The Company’s board of directors has purported to reject as invalid our nominations to elect each of Blackwells’ nominees and determined that our notice is purportedly non-compliant with the Bylaws and defective. On March 24, 2024, Braemar brought suit against each of the Participants, Blackwells Holding Co. LLC, Vandewater Capital Holdings, LLC, Blackwells Asset Management LLC and BW Coinvest Management I LLC in the United States District Court for the Northern District of Texas, seeking injunctive relief against solicitation of proxies by Blackwells and a declaratory judgment that Blackwells’ nomination is invalid due to Blackwells’ alleged violations of the Company’s Bylaws, and, as a result, Blackwells’ slate of purported nominees is invalid and ineligible to stand for election by the Company’s shareholders. Ultimately, we believe the Company’s claims have no merit. The outcome of the Company’s lawsuit and any related litigation may affect our ability to deliver proxies submitted to us on the WHITE Universal Proxy Card.

Exhibit 2